Exhibit 21

AGREE REALTY CORPORATION

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2011

Agree Realty Corporation through its Operating Partnership, Agree Limited Partnership, is the sole member of the following Limited Liability Companies.

Subsidiary Agree Limited Partnership Agree Realty Corporation	Jurisdiction of Organization Delaware Maryland
ACCP Maryland, LLC	Delaware
Agree 103-Middleburg Jacksonville, LLC	Delaware
Agree Ann Arbor Jackson, LLC	Delaware
Agree Atlantic Beach, LLC	Delaware
Agree Beecher, LLC	Michigan
Agree Brighton, LLC	Delaware
Agree Bristol & Fenton Project, LLC	Michigan
Agree Charlotte County, LLC	Delaware
Agree-Columbia Crossing Project, L.L.C.	Delaware
Agree Construction Management, LLC	Delaware
Agree Corunna, LLC	Michigan
Agree Development, LLC	Delaware
Agree Elkhart, LLC	Michigan
Agree Facility No. 1, L.L.C.	Delaware
Agree Hastings, LLC	Delaware
Agree Lowell, LLC	Delaware
Agree-Milestone Center Project, L.L.C.	Delaware
Agree Plainfield, LLC	Michigan
Agree Port St. John LLC	Delaware
Agree Realty Services, LLC	Delaware
Agree Realty South-East, LLC	Michigan
Agree Silver Springs Shores, LLC	Delaware
Agree Southfield & Webster, LLC	Delaware
Agree St. Augustine Shores, LLC	Delaware
AMCP Germantown, LLC	Delaware
Ann Arbor Store No. 1, LLC	Delaware

Indianapolis Store No. 16, LLC	Delaware
Lawrence Store No. 203, L.L.C. *	Delaware
Mt Pleasant Shopping Center L.L.C.	Michigan
Oklahoma City Store No. 151, L.L.C.	Delaware
Omaha Store No. 166, No. L.L.C.	Delaware
Phoenix Drive, LLC	Delaware
Agree Atchison, LLC	Kansas
Agree Johnstown, LLC	Ohio
Agree Lake in the Hills, LLC	Illinois
NESOR REALTY VENTURES LLC	Florida
Agree Antioch, LLC	Illinois
Agree Concord, LLC	North Carolina
Agree Mansfield, LLC	Connecticut
Agree Tallahassee, LLC	Florida
Agree Spring Grove, LLC	Illinois
Agree Shelby, LLC	Michigan
Agree Wilmington, LLC	North Carolina
Agree Marietta, LLC	Georgia

Agree Boynton, LLC	Florida
Agree Indianapolis, LLC	Indiana
Agree M-59 LLC	Michigan
Agree Dallas Forest Drive, LLC	Texas
Agree Roseville CA, LLC	California
Agree Wawa Baltimore, LLC	Maryland
Agree New Lenox, LLC	Illinois
Agree Chandler, LLC	Arizona
Agree Fort Walton Beach, LLC	Florida
Agree Portland OR LLC	Delaware
Agree Rancho Cordova I	California
Agree Rancho Cordova II	California
Agree Southfield LLC	Michigan
Agree Poinciana LLC	Florida
Agree Venice, LLC	Florida
Agree Madison AL LLC	Alabama
Agree Leawood, LLC	Delaware
Agree Walker, LLC	Michigan
Agree 17-92, LLC	Florida
Agree Pinellas Park, LLC	Florida

*	Agree Realty Corporation, through its Operating Partnership, Agree Limited Partnership, owns a 99% interest in Lawrence Store No. 203, L.L.C.